UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on January 14, 2010, EnteroMedics Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors for the sale of 7,438,299 shares of its common stock, par value $0.01 per share, in a “registered direct” offering, at a purchase price of $0.65 per share, for gross proceeds of approximately $4,834,894, before deducting estimated offering expenses and placement agent fees (the “Offering”). The Offering is expected to close on January 20, 2010, subject to certain customary closing conditions.

Also, in connection with the Offering, the Company entered into an engagement letter dated as of January 8, 2010 (the “Engagement Letter”) with Canaccord Adams Inc. (“Canaccord”), pursuant to which Canaccord acted as exclusive placement agent on a best efforts basis for the Offering. Canaccord received a placement agent fee equal to 6% of the gross proceeds of the Offering. The Engagement Letter contains customary representations, warranties and covenants by the Company. In addition, the Engagement Letter provides that the Company will indemnify Canaccord against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and contribute to payments the placement agent may be required to make in respect of such liabilities. The foregoing summary of the terms of the Engagement Letter is subject to, and qualified in its entirety by, the engagement letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Company made the Offering pursuant to a shelf registration statement on Form S-3 (file no. 333-161702) previously filed and declared effective by the Securities and Exchange Commission on September 10, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on January 19, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP.

10.1	Engagement Letter, dated January 8, 2010.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea Senior Vice President and Chief Financial Officer

Date: January 20, 2010

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP.

10.1	Engagement Letter, dated January 8, 2010.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).